Exhibit 99.1

eGain Announces Fiscal 2014 First Quarter Financial Results

•	Total quarterly revenue of $15.7 million, up 46% year-over-year

•	Quarterly cloud software revenue up 61% year-over-year

•	First quarter operating loss of $1.6 million, compared to an operating loss of $2.6 million in the first quarter of fiscal 2013

•	eGain reiterates guidance for fiscal 2014 total annual cloud revenue growth of between 40% and 45% year-over-year

•	eGain reiterates guidance for fiscal 2014 total annual revenue growth of between 20% and 25% year-over-year

Sunnyvale, Calif. (October 30, 2013) – eGain (NASDAQ: EGAN), a leading provider of cloud customer engagement solutions, today announced results for its fiscal 2014 first quarter ended September 30, 2013.

“We are off to a good start for fiscal 2014,” said Ashu Roy, eGain’s CEO. “We secured two seven figure deals, one with a leading health insurance provider and the other with a leading European BPO. We also landed two quick pilot orders in the quarter through our Cisco SolutionsPlus partnership.

“Several health insurance clients recently went live with our Superchat solution. They are using our platform to help sign up new customers on state health exchanges.”

Mr. Roy continued, “Our services team experienced a shortfall in recognized revenue, largely due to acceptance clauses and timing issues in a few client engagements. We are tightening our internal process to minimize such surprises.

“Earlier this month, we announced eGain Mobile, a unique solution to expand our rich platform into the mobile apps universe, allowing clients to easily offer eGain powered engagement options to their mobile app users on Android and iOS platforms. We see mobile engagement as a significant opportunity as our clients increasingly look to offer rich mobile experiences.”

Fiscal 2014 First Quarter Results:

Revenue: Total revenue for the fiscal first quarter was $15.7 million, an increase of 46% on a year-over-year basis. License revenue for the fiscal first quarter was $3.8 million, an increase of 438% on a year-over-year basis. Subscription and support revenue for the fiscal first quarter was $9.5 million, an increase of 32% on a year-over-year basis. The cloud portion of the subscription and support revenue was $6.0 million, an increase of 61% on a year-over-year basis. Professional services revenue for the fiscal first quarter was $2.4 million, a decrease of 16% on a year-over-year basis.

Gross Profit: Gross profit for the fiscal first quarter was $10.1 million, compared to $6.4 million for the first quarter of fiscal 2013. Gross margin for the fiscal first quarter was 65%, compared to 59% in the first quarter last year. The subscription and support revenue gross margin for the fiscal first quarter was 79%, compared to 81% in the first quarter last year.

Earnings per Share: Net loss for the fiscal first quarter was $2.0 million, or a loss of $0.08 per share on a basic and diluted basis, compared to net loss of $2.9 million, or a loss of $0.12 per share on a basic and diluted basis, for the first quarter of last year. Net loss for the fiscal first quarter includes stock-based compensation expense of $346,000 and interest and tax expense of $186,000, compared to stock-based compensation expense of $304,000 and interest and tax expense of $214,000 in the first quarter last year.

Cash: Total cash, cash equivalents and restricted cash increased to $15.7 million at September 30, 2013, from $11.3 million at September 30, 2012. Cash provided by operations was $2.3 million for the fiscal first quarter, compared to cash provided by operations of $824,000 for the first quarter of last year. During the fiscal first quarter the company paid off the outstanding related party debt balance of $2.9 million.

Deferred Revenue: Total deferred revenue (which includes both deferred revenue on the balance sheet of $19.5 million and unbilled deferred revenue that remains off balance sheet of $22.5 million, collectively representing contractual commitments that have not been recognized as revenue) was $42.0 million at September 30, 2013, compared to $33.0 million at September 30, 2012.

Fiscal 2014 Guidance: eGain reiterates its fiscal 2014 guidance of annual total revenue growth of between 20% and 25% and annual cloud revenue growth of between 40% and 45%.

Quarterly Conference Call

eGain will discuss its quarterly results today via teleconference at 5:00 p.m. Eastern Daylight Time. To access the live call, please dial (877) 941-1429 (U.S. toll free) or (480) 629-9857 (international), and request the “eGain” call. A live webcast of the call can be accessed from the investors section at www.egain.com. An audio replay of the conference call can be accessed at (800) 406-7325 (U.S. toll-free) or (303) 590-3030 (international). The replay will be available starting two hours after the call and remain in effect for one week. The required pass code is #4646559. An archive of the webcast will also be available on the investors section at www.egain.com.

About eGain

eGain’s customer engagement solutions power digital transformation for leading brands. Our top-rated cloud applications for social, mobile, web, and contact centers help clients deliver connected customer journeys in a multichannel world. To find out more about eGain Corporation visit http://www.egain.com/company/investors/

Headquartered in Sunnyvale, California, eGain has operating presence in North America, EMEA, and APAC. To learn more about us, visit www.eGain.com or call the company’s offices: +1-800-821-4358 (US), +44-(0)-1753-464646 (EMEA), or +91-(0)-20-6608-9200 (APAC).

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Cautionary Note Regarding Forward-Looking Statements. This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other matters, our partnership with Cisco, statements about the Company’s market opportunities, statements about the Company’s expected financial results for the fiscal first quarter ended September 30, 2013 with respect to total revenue, cloud revenue and business mix, and statements regarding our fiscal 2014 guidance, including sources of revenue and business mix. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include – but are not limited to – risks that our hybrid revenue model and lengthy sales cycles may negatively affect our operating results; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks associated with new product releases; risks related to our international operations; our ability to invest resources to improve our products and continue to innovate; and other risks detailed from time to time in eGain’s filings with the Securities and Exchange Commission, including eGain’s annual report on Form 10-K filed on September 23, 2013, and eGain’s quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain. All other company names and products are trademarks or registered trademarks of their respective companies.

eGain	MKR Group Investor Relations
Charles Messman, VP Finance	Todd Kehrli or Jim Byers
Phone: 408-636-4500	Phone: 323-468-2300
Email: iregain@egain.com	Email: egan@mkr-group.com

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,
	2013	2012
Revenue:
Subscription and support	$9,466	$7,174
License	3,838	713
Professional services	2,378	2,836

Total revenue	15,682	10,723

Cost of subscription and support	1,971	1,396
Cost of license	26	45
Cost of professional services	3,536	2,903

Total cost of revenue	5,533	4,344

Gross profit	10,149	6,379

Operating expenses:
Research and development	2,106	1,950
Sales and marketing	7,395	5,549
General and administrative	2,206	1,507

Total operating expenses	11,707	9,006

Loss from operations	(1,558)	(2,627)
Interest expense, net	(92)	(141)
Other income (expense), net	(260)	(43)

Loss before income tax provision	(1,910)	(2,811)
Income tax provision	(94)	(73)

Net loss	$(2,004)	$(2,884)

Per share information:
Basic and diluted net loss per common share	$(0.08)	$(0.12)
Weighted average shares used in computing basic and diluted net loss per common share	25,178	24,516

Summary of stock-based compensation included in the costs and expenses above:
Cost of revenue	$67	$29
Research and development	$47	$77
Sales and marketing	$133	$96
General and administrative	$99	$102

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2013	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$14,639	$16,206
Restricted cash	29	29
Accounts receivable, net	9,833	12,307
Deferred commissions	1,658	1,745
Prepaid and other current assets	1,667	2,377

Total current assets	27,826	32,664
Property and equipment, net	4,271	3,544
Deferred commissions, net of current portion	537	776
Goodwill	4,880	4,880
Restricted cash, net of current portion	1,000	1,000
Other assets	645	672

Total assets	$39,159	$43,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,427	$2,583
Accrued compensation	4,667	4,339
Accrued liabilities	2,630	2,478
Deferred revenue	17,416	15,679
Capital lease	176	—
Bank borrowings	2,250	2,667
Related party notes payable	—	2,897

Total current liabilities	29,566	30,643
Deferred revenue, net of current portion	2,039	4,057
Capital lease, net of current portion	187	—
Bank borrowings, net of current portion	1,750	2,000
Other long term liabilities	848	848

Total liabilities	34,390	37,548

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	329,218	328,552
Notes receivable from stockholders	(88)	(87)
Accumulated other comprehensive loss	(1,048)	(1,168)
Accumulated deficit	(323,338)	(321,334)

Total stockholders’ equity	4,769	5,988

Total liabilities and stockholders’ equity	$39,159	$43,536